EQUITABLE ACCUMULATOR IRA, NQ, QP, TSA

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
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
INVESTMENT OPTIONS                                                     ALLOCATION (SEE SECTION 3.01)
------------------                                                     -----------------------------
o        Alliance Money Market Fund
o        Alliance High Yield Fund
o        Alliance Common Stock Fund                                                    $ 2,500
o        Alliance Aggressive Stock Fund
o        Alliance Small Cap Growth Fund                                                $ 2,500
o        BT Equity 500 Index Fund
o        BT Small Company Index Fund
o        BT International Equity Index Fund
o        JPM Core Bond Fund
o        Lazard Large Cap Value Fund
o        Lazard Small Cap Value Fund
o        MFS Research Fund                                                             $ 2,500
o        MFS Emerging Growth Companies Fund
o        MFS Growth with Income Fund
o        Merrill Lynch Basic Value Equity Fund
o        Merrill Lynch World Strategy
o        Morgan Stanley Emerging Markets Equity Fund
o        EQ/Evergreen Fund
o        EQ/Evergreen Foundation Fund
o        EQ/Putnam Growth & Income Value Fund                                          $ 2,500
o        EQ/Putnam Investors Growth Fund
o        EQ/Putnam International Equity Fund
o        GUARANTEE PERIODS (CLASS I)
           EXPIRATION DATE AND GUARANTEED RATE
           February 15, 2000
           February 15, 2001
           February 15, 2002
           February 15, 2003
           February 15, 2004
           February 15, 2005
           February 15, 2006
           February 15, 2007
           February 15, 2008
           February 15, 2009
                                                                       ---------------------------
                                                                       TOTAL:          $10,000.00


No. 94ICA/B                                    Data page 1               (1/99)

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

2. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician);

3. the Annuitant has been confined to nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U. S. Virgin Islands, or Guam) and meets all the following:

        o its main function is to provide skilled, intermediate or custodial nursing care;

        o   it provides continuous room and board to three or more persons;

        o   it is supervised by a registered nurse or practical nurse;

        o   it keeps daily medical records of each patient;

        o   it controls and records all medications dispensed; and

        o   its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began with the 12 month period following remittance.


No. 94ICA/B                                    Data page 2               (1/99)